IMG MUTUAL FUNDS, INC.


                                 EXHIBIT # 6(b)

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 7

                        FORM N-1A REGISTRATION STATEMENT

                             DISTRIBUTION AGREEMENT


         AGREEMENT dated as of ___________ ___, 199__, between BISYS Fund Services, Inc., (the "Distributor") and IMG Mutual Funds, Inc., (the "IMG Funds").

         WHEREAS, the IMG Funds desires to appoint the Distributor as distributor of the units of beneficial interest of each of the investment portfolios (the "Funds") of the IMG Funds identified on Schedule A hereto, (such units of beneficial interest are hereinafter called "Shares") and the Distributor has agreed to so act as distributor.


         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Services as Distributor.

         1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the IMG Funds then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Part A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Securities and Exchange Commission (the "Commission"), together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective date of the above referenced registration statements, together with any amendments and supplements thereto.

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The IMG Funds understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the IMG Funds. The IMG Funds further understands that investors and potential investors in the IMG Funds may invest in shares of such other Companies. The IMG Funds agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the IMG Funds under this paragraph 1.2

         Distributor shall, at its own expense, finance accounting activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

         1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations including, without limitation, the Investment Company Act of 1940, as amended (the "1940 Act"), all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted b any securities association registered under the Securities Exchange Act of 1934.

         1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the IMG Funds.

         1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

         1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the IMG Funds' officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.7 Distributor will act only on its own belief as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.8 The IMG Funds agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

         1.9 The IMG Funds shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the IMG Funds warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The IMG Funds shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the IMG Funds, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.10 The IMG Funds represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the IMG Funds with the Securities and Exchange Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The IMG Funds may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the IMG Funds' counsel, be necessary or advisable. If the IMG Funds shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the IMG Funds of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The IMG Funds shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the IMG Funds' right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the IMG Funds may deem advisable, such right being in all respects absolute and unconditional.

         1.11 The IMG Funds authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The IMG Funds agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omissions, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading. Provided, however, that the IMG Funds' agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the IMG Funds by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the IMG Funds' agreement to indemnify Distributor and the IMG Funds' representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the IMG Funds or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The IMG Funds' agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the IMG Funds being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the IMG Funds at its principal office in Des Moines, Iowa and sent to the IMG Funds by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the IMG Funds of any such action shall not relieve the IMG Funds from any liability which the IMG Funds may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the IMG Funds' indemnity agreement contained in this paragraph 1.11. The IMG Funds will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the IMG Funds and approved by Distributor, which approval shall not be reasonably withheld. In the event the IMG Funds elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the IMG Funds does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the IMG Funds, the IMG Funds will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The IMG Funds' indemnification agreement contained in this paragraph 1.11 and the IMG Funds' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

         This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The IMG Funds agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the IMG Funds or any of its officers or IMG Funds in connection with the issue and sale of any Shares.

         1.12 Distributor agrees to indemnify, defend and hold the IMG Funds, its several officers and Directors and any person who controls the IMG Funds within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the IMG Funds, its officers or Directors or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the IMG Funds, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the IMG Funds and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the IMG Funds required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the IMG Funds, its officers and Directors being notified of any action brought against the IMG Funds, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Des Moines, Iowa, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the IMG Funds, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the IMG Funds, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the IMG Funds, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

         1.13 No Shares shall be offered by either Distributor or the IMG Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the IMG Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the IMG Funds' obligation to repurchase Shares from any Shareholders in accordance with the provisions of the IMG Funds' prospectus, Agreement and Articles of Incorporation, or Bylaws.

         1.4 The IMG Funds agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

         (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

         (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the IMG Funds of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

         (d) of all actions of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentiality and as proprietary information of the IMG Funds all records and other information relative to the IMG Funds and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the IMG Funds, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the IMG Funds.

         1.16 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         2.       Fee.

         2.1 The Distributor shall receive from the Funds identified on Schedule B hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in the Distribution and Shareholder Services Plan attached as Schedule C hereto, and as amended from time to time. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

         3.       Sale and Payment.

         Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, those Shares sold at an offering price which includes a sales load as described in the prospectus of the Funds identified on Schedule D hereto (collectively, the "Load Funds"; individually, a "Load Fund"):

         (a) The Distributor shall have the right, as principal, to purchase Shares from the Load Funds at their net asset value and to sell such Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

         (b) Prior to the time of deliver of any Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

         4.       Public Offering Price.

         The public offering price of a Share of a Load Fund shall be the net asset value of a Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Articles of Incorporation and Bylaws of the IMG Funds and the then current prospectus of the Load Fund.

         5.       Issuance of Shares.

         The IMG Funds reserves the right to issue, transfer or sell Shares of the Load Funds at net asset value (a) in connection with the merger or consolidation of the IMG Funds or the Load Fund(s) with any other investment company or the acquisition by the IMG Funds or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Load Fund; and (e) otherwise in accordance with any then current prospectus of the Load Fund.

         6. Term and Matter Relating to the IMG Funds.

         This Agreement shall become effective on _______________ __, 199__ and, unless sooner terminated as provided herein, shall continue until _____________ __, 199__, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by a majority of the IMG Funds' Board of Directors who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than sixty (60) days' notice, by the IMG Funds' Board of Directors, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the IMG Funds or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         The names "IMG Mutual Funds, Inc." and "Directors of the IMG Mutual Funds, Inc." refer respectively to the IMG Funds created and the Directors, as directors but not individually or personally, acting from time to time under the Agreement and Articles of Incorporation dated as of November 17, 1994 to which reference is hereby made a copy of which is on file at the office of the Secretary of the State of Maryland and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "IMG Mutual Funds, Inc." entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, Shareholders or representatives of IMG Funds personally, but bind only the assets of IMG Funds, and all persons dealing with any series of Shares of IMG Fund must look solely to the assets of the IMG Funds belonging to such series for the enforcement of any claims against the IMG Funds.


         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                                            IMG Mutual Funds, Inc.
                                            By:
                                            Name:
                                            Title:

                                            BISYS Fund Services, Inc.
                                            By:
                                            Name:
                                            Title:

                                   Schedule A
                          TO THE DISTRIBUTION AGREEMENT
                       BETWEEN IMG MUTUAL FUNDS, INC. AND
                            BISYS FUND SERVICES, INC.

Names of Funds

Vintage Equity Fund Vintage Aggressive Growth Fund Vintage Balanced Fund Vintage Municipal Bond Fund Vintage Bond Fund Vintage Income Fund Vintage Limited Term Bond Fund Liquid Assets Fund Government Assets Fund Municipal Assets Fund

                                   Schedule B
                          TO THE DISTRIBUTION AGREEMENT
                       BETWEEN IMG MUTUAL FUNDS, INC. AND
                            BISYS FUND SERVICES, INC.

Names of Funds

Vintage Equity Fund Vintage Aggressive Growth Fund Vintage Balanced Fund Vintage Municipal Bond Fund Vintage Bond Fund Vintage Income Fund Vintage Limited Term Bond Fund Liquid Assets Fund Government Assets Fund Municipal Assets Fund

                                   Schedule C

                          TO THE DISTRIBUTION AGREEMENT
                       BETWEEN IMG MUTUAL FUNDS, INC. AND
                            BISYS FUND SERVICES, INC.

                    DISTRIBUTION AND SHAREHOLDER SERVICE PLAN

This Plan (the "Plan") constitutes the distribution and shareholder service plan of the IMG Mutual Funds, Inc., a Maryland corporation (the "IMG Funds"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to those investment portfolios ("Funds") identified on Schedule B of the IMG Funds' Distribution Agreement, as amended from time to time (the "Distribution Plan Funds").

Section 1. Each Distribution Plan Fund shall pay to BISYS Fund Services, Inc., the distributor (the "Distributor") of the IMG Funds' units of beneficial interest (the "Shares"), a fee in an amount not to exceed on an annual basis 0.01% of the average daily net asset value of such Fund (the "Distribution Fee") , up to an annual maximum of $100,000 for all Funds, for: (a) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance and/or Shareholder service pursuant to an agreement between the Distributor and the Participating Organization; or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or Shareholder service including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than Shareholders of a Distribution Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders used in connection with the sale of Shares, and personnel and communication equipment used in servicing Shareholder accounts and prospective Shareholder inquiries. For purposes of the Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

Section 2. The Distribution Fee shall be paid by the Distribution Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

Section 3. The Plan shall not take effect with respect to a Distribution Plan Fund until it has been approved by a vote of at least a majority of the outstanding voting securities of such Fund.

Section 4. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Directors of the IMG Funds, and (b) the Independent Directors of the IMG Funds cast is person at a meeting called for the purpose of voting on the Plan or such agreement.

Section 5. The Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in section 4.

Section 6. Any person authorized to direct the disposition of monies paid or payable by the Distribution Plan Funds pursuant to the Plan or any related agreement shall provide to the Directors of the IMG Funds, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 7. The Plan may be terminated at any time by vote of a majority of the Independent Directors, or by vote of a majority of a Distribution Plan Fund's outstanding voting securities.

Section 8. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:
         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of the Distribution Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

         (b) That such agreement shall terminated automatically in the event of its assignment.

Section 9. The Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Plan shall be approved in the manner provided for approval of the Plan in Section 4.

Section 10. As used in the Plan, (a) the term "Independent Directors" shall mean those Directors of the IMG Funds who are not interested persons of the IMG Funds, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it, and (b) the terms "assignment", "interested persons" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities Exchange Commissions.